UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2017

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2017, Charles M. Swoboda and Cree, Inc. (the “Company”) mutually agreed that the Company would accelerate its succession plan and that he would resign as President, Chief Executive Officer and Chairman of the Board of Directors following a transition period. Mr. Swoboda and the Company executed a Separation, General Release and Consulting Agreement as of the same date (the “Agreement”) in order to provide for an orderly transition to the Company’s new Chief Executive Officer; to govern the Company’s relationship with Mr. Swoboda during the transition period; and to establish that the separation benefits provided under the Agreement replace any separation benefits Mr. Swoboda might have been entitled to receive now or in the future under (i) the Company’s Severance Plan for Section 16 Officers (the “Severance Plan”) and (ii) the Company’s 2013 Long-Term Incentive Compensation Plan (the “2013 Plan”) and Mr. Swoboda’s Award Agreements under the 2013 Plan.

Pursuant to the Agreement, Mr. Swoboda will remain in his executive positions and as Chairman of the Board for a transition period until the earlier of (1) such time as the Company determines his services are no longer needed and gives him 10 days’ notice thereof or (2) if a new Chief Executive Officer has not been appointed by January 2, 2018, such time as Mr. Swoboda terminates the transition period upon 30 days’ notice. Following the end of the transition period, Mr. Swoboda will remain a consultant of the Company until September 30, 2019.

During the transition period, Mr. Swoboda will continue to receive payment of his current employee compensation and participate in employee benefits at the current levels, but he will not be eligible for to receive any new equity award grants. In addition, if Mr. Swoboda remains employed when cash performance grants for fiscal 2018 are made to other executive officers of the Company, Mr. Swoboda will be granted a new cash performance award for fiscal 2018, establishing a target award of $1,099,000 and making Mr. Swoboda eligible to receive, if earned based on Company performance for all of fiscal 2018, a pro rata bonus for the portion of the fiscal year during which he serves as an executive, regardless of whether he remains an executive at the end of fiscal 2018.

Upon termination of the transition period, Mr. Swoboda will receive separation benefits equal to (1) eighteen (18) months’ pay, based on his current annual salary of $785,000 per year, or a total of $1,177,500, which amount shall be payable in equal monthly installments over the 18 months following such termination; (2) $1,648,500, which amount is equal to 1.5 times Mr. Swoboda’s annual bonus amount at target (which annual bonus amount at target is 140% of his annual salary of $785,000, or $1,099,000), payable following such termination; and (3) a lump sum payment of 18 times the COBRA premium applicable to the type of medical, dental and vision coverage in effect for Mr. Swoboda at the end of the transition period. For the first 18 months of the consulting term, the separation benefits described above will be compensation for his consulting services. During the remaining period of the consulting term, Mr. Swoboda will receive a $5,000 monthly consulting fee. Mr. Swoboda’s outstanding equity awards will continue to vest during the consulting period in accordance with their terms. In addition, the non-compete restrictions of his Employee Agreement Regarding Confidential Information, Intellectual Property and Noncompetition, dated October 9, 2006, will continue to apply during the consulting term and for six months thereafter.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Exhibit

10.1	Separation, General Release and Consulting Agreement, dated May 18, 2017, between Cree, Inc. and Charles M. Swoboda

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Michael E. McDevitt
Michael E. McDevitt
Executive Vice President and Chief Financial Officer

Date: May 24, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Separation, General Release and Consulting Agreement, dated May 18, 2017, between Cree, Inc. and Charles M. Swoboda